UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2020
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)
1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 3, 2020, Sleep Number Corporation, a Minnesota corporation (“Sleep Number”), entered into a Second Amendment (the “Second Amendment”) amending and supplementing the Amended and Restated Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time, including by the Second Amendment, the “Credit Agreement”), among U.S. Bank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party thereto.

The Second Amendment, among other things, (a) adds a term loan facility up to an aggregate commitment of $75 million with a 364-day term (“Term Loan”) to the previously disclosed $450 million revolving loan commitment (“Revolving Loan”) under the Credit Agreement for a total commitment amount of $525 million leaving another $75 million available under the accordion, (b) increases the floor for loans based on LIBOR to at least 0.75%, (c) prohibits the use of proceeds of either the Revolving Loan or Term Loan or letters of credit under the Credit Agreement to make capital distributions (as defined in the Credit Agreement to include, among other items, dividends and share repurchases), and (d) provides that each lender executing the Second Amendment shall be paid an amendment fee as of the effective date of the Second Amendment, equal to 0.25% multiplied by the amount of the Term Loan to be made by such lender. No financial covenants were amended.

As of April 3, 2020, Sleep Number fully drew down the Term Loan and secured an initial interest rate of approximately 3.27%, which is equal to the one-month LIBOR rate plus the applicable margin based on the then-current total leverage ratio.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the complete terms of the Second Amendment, which Sleep Number will file as an exhibit to its next Quarterly Report on Form 10-Q.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 8, 2020, Sleep Number announced the details for accessing its fiscal first quarter 2020 earnings conference call, scheduled for April 22, 2020 at 5:00 p.m. EDT. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 8, 2020, Sleep Number announced additional efforts to preserve cash and manage expenses in response to the COVID-19 pandemic including, among other things, discontinuing share repurchases, reducing capital expenditures and negotiating rent abatements for stores closed due to COVID-19. The company is furloughing nearly 40% of its team members with another 30% working reduced hours. Additionally, the company is temporarily suspending its 401(K) match and other benefit programs. The CEO will not receive any cash compensation for the balance of the year through a 50% deferral and exchanging all remaining salary for restricted stock units. In addition, Sleep Number’s board and leadership team will reduce their cash compensation in exchange for restricted stock units (RSUs). Eligible participants may elect to reduce their cash compensation normally paid from April 19 to December 26, 2020, in exchange for receiving RSUs that vest on December 26, 2020 (unless prorated vesting is triggered by earlier termination). Everyone’s compensation has been meaningfully reduced through variable compensation programs and other actions. The company has also reduced its sales and marketing expenses, and temporarily suspended virtually all discretionary projects across the company.

A copy of the news release announcing such actions is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 8, 2020 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: April 8, 2020	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Senior Vice President, Chief Legal and Risk Officer